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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        (Date of Report) Date of earliest event reported: April 29, 2003


                             WASTE MANAGEMENT, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                   1-12154             73-1309529
 (State or other jurisdiction of    (Commission File      (I.R.S. Employer
          incorporation)                Number)         Identification Number)



             1001 Fannin Street, Suite 4000
                  Houston, Texas                               77002
         (Address of principal executive offices)            (Zip Code)


                                 (713) 512-6200
              (Registrant's telephone number, including area code)

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (C)   EXHIBITS.

        99    Press Release of Waste Management, Inc. dated April 29, 2003.


ITEM 9. REGULATION FD DISCLOSURE


         Waste Management, Inc., a Delaware corporation (the "Company"), is furnishing this Current Report on Form 8-K to report information pursuant to
Item 12 - Disclosure of Results of Operations and Financial Condition of Form
8-K.

         On April 29, 2003, the Company issued a press release announcing its results of operations for the three months ended March 31, 2003. A copy of that release is furnished herewith as Exhibit 99.

         The Company has presented its free cash flow for the quarter in the earnings release, which is a "non-GAAP" financial measure under Regulation G. The components of free cash flow are computed by using amounts which are determined in accordance with GAAP. As part of our press release information we have provided a reconciliation of free cash flow to net cash provided by operating activities, which is its nearest comparable GAAP financial measure. However, because our measurement of free cash flow is not based on any standardized methodology prescribed by GAAP, it is not necessarily comparable to similar measures presented by other companies.

         The Company included its free cash flow in the release because it believes that investors are interested in the cash produced by the Company from non-financing activities that is available for uses such as the Company's acquisition program, its share repurchase program, its scheduled debt reduction and the annual payment of dividends. Free cash flow is defined by the Company as:

o   Net cash provided by operating activities
o   Less, capital expenditures
o Plus, proceeds from divestitures of businesses, net of cash divested, and other sales of assets

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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   WASTE MANAGEMENT, INC.






Date:   April 29, 2003             By: /s/David P. Steiner
                                       ------------------------------------
                                            David P. Steiner
                                            Executive Vice President,
                                            Chief Financial Officer and
                                            Corporate Secretary

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                                 EXHIBIT INDEX


    EXHIBIT
    NUMBER       EXHIBIT DESCRIPTION
    ------       -------------------

         99      Press Release of Waste Management, Inc. dated April 29, 2003.

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